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                                  $375,000,000

                           CHARTER MEDICAL CORPORATION

                   11 1/4% Senior Subordinated Notes due 2004

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                                  April 22, 1994


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

BT Securities Corporation
130 Liberty Street
30th Floor
New York, New York 10006

Dear Sirs:

          Charter Medical Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc. and BT Securities Corporation (the "Initial Purchasers"), upon the terms and subject to the conditions set forth in the purchase agreement of even date and executed concurrently herewith (the "Purchase Agreement"), $375,000,000 aggregate principal amount of its 11 1/4% Senior Subordinated Notes due 2004 (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture") to be dated as of the Closing Date, between the Company, the guarantors party thereto (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"), in each case substantially in the form previously furnished to you. All capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, for the benefit of the holders of the Notes (including you as the Initial Purchasers thereof), as follows:

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          1.   REGISTERED EXCHANGE OFFER.

          (a) The Company shall prepare and, as soon as practicable after the Closing Date, file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the holders of the Notes to issue and deliver to such holders, in exchange for the Notes, a corresponding principal amount of senior subordinated debt securities of the Company identical in all material respects (except with respect to legends which restrict the transfer thereof) to the Notes (the "Exchange Notes"), shall use its best efforts to cause the Exchange Registration Statement to become effective under the Act no later than 90 days after the Closing Date and, upon the effectiveness of such registration statement, shall commence the Registered Exchange Offer and shall cause the same to remain open for acceptance for not less than 20 business days (but in no event longer than 30 days after the date the Exchange Registration Statement is declared effective subject to any extensions required by applicable law), and to be conducted in accordance with such procedures, as may be required by applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, the requirements of Rule 13e-4 (other than the filing requirements of such Rule) and Regulation 14E under the Exchange Act; it being the objective of such Registered Exchange Offer to enable each holder of Notes electing to exchange its Notes for Exchange Notes (assuming that such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, acquires the Exchange Notes in the ordinary course of such holder's business and has no arrangements with any person to participate in a public distribution of the Exchange Notes within the meaning of the Act) to trade in such Exchange Notes from and after their receipt without any limitations or restrictions on transfer under the Act or the Exchange Act and without material restrictions on transfer under the securities and "Blue Sky" laws of a substantial proportion of the several states of the United States.
The Initial Purchasers acknowledge and agree that the foregoing statement of the objective of the Registered Exchange Offer is based upon existing interpretations of the staff of the Commission's Division of Corporation Finance (the "Staff"), which interpretations are subject to change without notice.

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          (b)  Subject to interpretations of the Staff then applicable, the
Company shall indicate in a "Plan of Distribution" section contained in the final prospectus filed pursuant to Rule 424 under the Act and constituting a part of the Exchange Registration Statement that any broker or dealer registered as such under Section 15 of the Exchange Act (each a "Broker-Dealer") who holds Notes that were acquired for its own account as a result of market-making or other trading activities (other than Notes acquired directly from the Company), may exchange such Notes for Exchange Notes pursuant to the Registered Exchange Offer; PROVIDED, HOWEVER, that such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and, therefore, must deliver a prospectus satisfying the requirements of the Act in connection with any resales of the Exchange Notes received by it in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the final prospectus contained in the Exchange Registration Statement. Such "Plan of Distribution" section also shall state that the delivery by a Broker-Dealer of the final prospectus relating to the Registered Exchange Offer in connection with resales of Exchange Notes shall not be deemed to be an admission by such Broker-Dealer that it is an "underwriter" within the meaning of the Act, and shall contain all other information with respect to resales of the Exchange Notes by Broker-Dealers that the Commission may require in connection therewith, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the principal amount of Exchange Notes held by any such Broker-Dealer, except to the extent required by the Staff as a result of a change in its interpretations with respect thereto after the date of this Agreement.

          (c) In connection with the Registered Exchange Offer and the offer and sale of Exchange Notes by Broker-Dealers as contemplated in Section 1(b) above, the Company shall take all such other and further action, including making appropriate filings under state securities and "Blue Sky" laws and delivering such number of copies of the final prospectus relating to the Registered Exchange Offer as any Broker-Dealer proposing to deliver the same in connection with its resales of Exchange Notes reasonably may request, as may be necessary to realize the foregoing objectives. The Company shall cause the Exchange Registration Statement to remain current and continuously effective for a period of 180 days from the date on which such registration statement is first declared effective, and shall supplement or amend from time to time the prospectus contained therein to the

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extent necessary to permit such prospectus (as so supplemented or amended) to be delivered by Broker-Dealers in connection with their resales of Exchange Notes as aforesaid.

          2.   SHELF REGISTRATION.

     In the event that applicable interpretations of the Staff do not permit the Company to effect the Registered Exchange Offer or if for any other reason the Registered Exchange Offer is not consummated within 120 days after the Closing Date, or if the Initial Purchasers so request with respect to Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer or if any holder of Notes determines that it is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Notes in the Registered Exchange Offer and so requests, the following provisions shall apply:

          (a) The Company shall promptly file with the Commission and thereafter shall use its best efforts to cause to be declared effective a registration statement on an appropriate form under the Act relating to the offer and sale of the Notes by the holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (hereafter, a "Subordinated Notes Shelf Registration Statement").

          (b) The Company agrees to use its best efforts to keep the Subordinated Notes Shelf Registration Statement current and continuously effective in order to permit the prospectus included therein to be usable by the holders of the Notes for a period of three years from the date such registration statement is declared effective by the Commission or such shorter period that shall terminate when all the Notes covered by the Subordinated Notes Shelf Registration Statement have been sold pursuant thereto; PROVIDED that the Company shall be deemed not to have used its best efforts to keep the Subordinated Notes Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of the Notes covered thereby not being able to offer and sell such Notes during that period, unless such action is required by applicable law, and PROVIDED, FURTHER, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including, without limitation, the acquisition or

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divestiture of a material portion of its assets, so long as the Company promptly thereafter complies with the requirements of Section 3(i) hereof, if applicable. Any such period during which the Company fails to keep the Subordinated Notes Shelf Registration Statement effective and usable for offers and sales of Notes is hereafter referred to as a "Suspension Period." A Suspension Period shall commence on and include the date on which the Company provides notice that the Subordinated Notes Shelf Registration Statement is no longer effective or that the prospectus included therein is no longer usable for offers and sales of Notes and shall end on the date when each seller of Notes covered by the Subordinated Notes Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3(i) hereof or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the three-year time period referenced above shall be extended by a period which is not less than the aggregate number of days included in all Suspension Periods.

          (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Subordinated Notes Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement,
(i) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder and
(ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          3. REGISTRATION PROCEDURES. In connection with any Subordinated Notes Shelf Registration Statement to be filed pursuant to Section 2 hereof, and, to the extent applicable, any Exchange Offer Registration Statement pursuant to Section 1 hereof, the following provisions shall apply:

          (a) The Company shall furnish to you, prior to the filing thereof with the Commission, a copy of the applicable registration statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose.

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          (b)  The Company shall advise you and the holders of the Notes or the
Exchange Notes, and, if requested by you or any such holder, confirm such advice in writing:

               (i) when the registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus included therein or for additional information (including schedules and exhibits);

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the occurrence of any event that requires the making of any changes in the registration statement or the prospectus necessary in order to make the statements contained therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

          (c) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

          (d) The Company shall furnish to each holder of the Notes or the Exchange Notes included within the coverage of the Exchange Offer Registration Statement or the Subordinated Notes Shelf Registration Statement, as the case may be, without charge, at least one copy of the applicable registration statement and any post-effective amendment thereto, including financial statements and schedules, and,

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if the holder so requests in writing, all exhibits (including those incorporated by reference).

          (e) The Company shall deliver to each holder of Notes or Exchange Notes included within the coverage of the Exchange Offer Registration Statement or the Subordinated Notes Shelf Registration Statement, as the case may be, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the registration statement and any amendment or supplement thereto as such persons reasonably may request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of the Notes or the Exchange Notes in connection with the offering and sale of the Notes or the Exchange Notes covered by the prospectus of any amendment or supplement thereto.

          (f) Prior to any public distribution of the Notes or the Exchange Notes pursuant to the Exchange Offer Registration Statement or the Subordinated Notes Shelf Registration Statement, as the case may be, the Company shall register or qualify or cooperate with the holders of the Notes or the Exchange Notes included therein and their respective counsel in connection with the registration or qualification of such Notes or Exchange Notes for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as any seller reasonably requests in writing and shall do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes or the Exchange Notes covered by the Registered Exchange Offer or the Subordinated Notes Shelf Registration Statement, as the case may be; PROVIDED that the Company shall not be required to qualify generally to conduct business in any jurisdiction where it is not then so qualified or to post any bond or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (g) The Company shall make available at reasonable times for inspection by (i) each of the selling holders of the Notes or the Exchange Notes included within the coverage of the Registered Exchange Offer or the Subordinated Notes Shelf Registration Statement, as the case may be, (ii) any underwriter participating in any distribution pursuant to the Registered Exchange Offer or the Subordinated Notes Shelf Registration Statement, as the case may be, and (iii) any attorney or accountant retained by such holder or underwriter, all financial and other

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records, pertinent corporate documents and properties of the Company, and shall cause the Company's officers, directors and employees to supply all information reasonably requested by any such holder, underwriter, attorney or accountant in connection with the Registered Exchange Offer or the Subordinated Notes Shelf Registration Statement, as the case may be, subsequent to the filing thereof and prior to its effectiveness.

          (h) The Company shall cooperate with the holders of the Notes or the Exchange Notes to facilitate the timely preparation and delivery of certificates evidencing the Notes or the Exchange Notes free of any restrictive legends thereon and in such denominations and registered in such names as the holders may request prior to sales of the Notes or the Exchange Notes pursuant to the Exchange Offer Registration Statement or the Subordinated Notes Shelf Registration Statement, as the case may be.

          (i) Upon the occurrence of any event contemplated by paragraph 3(b)(v) above, the Company promptly shall prepare a post-effective amendment to the applicable registration statement or a supplement to the related prospectus and/or file any other required document so that, as thereafter delivered to purchasers of the Notes or the Exchange Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

          (j) Not later than the effective date of the applicable registration statement, the Company shall have obtained and shall communicate to you a CUSIP number for the Notes or the Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Notes or Exchange Notes, as the case may be, in a form eligible for deposit with CEDE & Co. or an otherwise eligible securities custodian, and trading through The Depositary Trust Company book-entry transfer and delivery system.

          (k) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter next following the effective date of each of the Exchange Registration

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Statement or the Subordinated Notes Shelf Registration Statement, which statements shall cover such 12-month period. The Company may, at its option, satisfy such requirement by complying with Rule 158 under the Act.

          (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended.

          (m) The Company may require each holder of Notes to be sold pursuant to the Subordinated Notes Shelf Registration Statement to furnish to the Company such information regarding the holder and the intended method of distribution by such holder of such Notes as the Company may from time to time reasonably require for inclusion in such registration statement. The Company may also require each such holder to provide to the Company an undertaking confirming the holder's obligations to the Company pursuant to this Section 3(m), Section 3(n),
Section 3(o) and Section 5(b) hereof.

          (n) In the case of a Shelf Registration Statement, each holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(b)(v) hereof, such holder shall promptly discontinue any resale of the Notes pursuant to the Shelf Registration Statement until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(d) and 3(e) hereof. If the Company shall give any such notice to suspend any resale of Notes pursuant to the Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the holder shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions.

          (o) In case of an Exchange Offer Registration Statement, each holder agrees that, prior to its exchange of Notes for Exchange Notes, it shall make certain representations to the Company, including (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in a public distribution (within the meaning of the Act) of the Exchange Notes, and (iii) it is not an "affiliate", as defined in Rule 405 of the Act, of the Company, or if it is such an affiliate, that it shall comply with the registration and prospectus delivery

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requirements of the Act to the extent applicable to it.  In addition, each holder who is not a Broker-Dealer shall represent that it is not engaged in, and does not intend to engage in, a public distribution of the Exchange Notes.

          4. REGISTRATION EXPENSES. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof and, in the event of a Subordinated Notes Shelf Registration Statement, shall bear or reimburse the holders of the Notes for the reasonable fees and disbursements of one firm of counsel designated by the holders of a majority in principal amount of the Notes (outstanding within the meaning of the Indenture) to act as counsel for all holders of the Notes in connection therewith.

          5.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. In the event of a Subordinated Notes Shelf Registration Statement, the Company agrees to indemnify and hold harmless each holder of Notes and in the case of the Registered Exchange Offer, the Company agrees to indemnify and hold harmless each Broker-Dealer who holds Exchange Notes acquired for its own account pursuant to the Exchange Offer, and, in each such case, agrees to further indemnify and hold harmless such holder's or Broker-Dealer's officers, directors, employees and agents and each person who controls such holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each such person being sometimes hereafter referred to as an "Indemnified Holder") from and against any and all losses, claims, damages, liabilities, awards and judgments (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment thereof or supplement thereto or in any preliminary prospectus relating to the Subordinated Notes Shelf Registration Statement, the Registered Exchange Offer or the delivery by Broker-Dealers who are required to do so of the final prospectus contained in the Exchange Registration Statement in connection with their resales of the Exchange Notes, as the case may be, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission based upon information relating to such holder furnished in writing to the Company

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by such holder expressly for use therein and used in conformity therewith;
PROVIDED, HOWEVER, that the indemnity obligations of the Company arising under this Section 5(a) with respect to the Subordinated Notes Shelf Registration Statement and Registered Exchange Offer, shall no inure to your benefit or that of any such controlling person if the person asserting any such Losses purchased the Notes or the Exchange Notes from you and if a copy of the final prospectus contained in the Subordinated Notes Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, was not sent or given by you or on your behalf to such person at or prior to the written confirmation of the sale of the Notes or the Exchange Notes to such person, and if such final prospectus would have cured the defect giving rise to such Losses. This indemnity is and will be in addition to any liability which the Company otherwise may have. The Company also will indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of the Notes or the Exchange Notes, as the case may be, if so requested of the Company.

          In case any action shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel (reasonably satisfactory to such Indemnified Holder) and the payment of all fees and expenses of such defense; PROVIDED, HOWEVER, that the failure to so notify the Company shall not relieve the Company of its indemnification obligations pursuant to this Section 5 except to the extent the Company is materially prejudiced or forfeits substantive rights and defenses by reason of such failure. Such Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) the employment of such counsel has been authorized in writing by the Company or (b) the Company has failed promptly to assume the defense and to employ counsel (reasonably satisfactory to such Indemnified Holder) or (c) the named parties to any such action (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been

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advised by such counsel that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in all of which cases the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Holder; it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders and that all such fees and expenses shall be reimbursed as they are billed). The Company shall not be liable for any settlement of any such action effected without its written consent (not to be unreasonably withheld) and if settled with its written consent, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of the Indemnified Holder, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Holder is a party where indemnity could have been sought hereunder by such Indemnified Holder; PROVIDED, HOWEVER, that the Company may effect such a settlement without the consent of any Indemnified Holder if such settlement includes an unconditional release of such Indemnified Holder from all liability for claims that are the subject matter of such proceeding or the Company indemnifies the Indemnified Holder in writing for an amount equal to the maximum liability for all such claims as contemplated above.

          (b) INDEMNIFICATION BY HOLDERS. In the event of a Subordinated Notes Shelf Registration Statement, each holder of Notes agrees to indemnify and hold harmless the Company, its directors and officers, employees and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Losses to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder or the plan of distribution furnished in writing by such holder expressly for use in any registration statement or prospectus or any amendment or supplement thereto or any preliminary prospectus relating to the

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Subordinated Notes Shelf Registration Statement; PROVIDED, HOWEVER, that no such holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such holder from the sale of Notes pursuant to the Subordinated Notes Shelf Registration Statement. In case any action shall be brought against the Company or its directors, officers, employees or agents or any such controlling person, in respect of which indemnity may be sought against a holder of Notes, such holder shall have the rights and duties given to the Company, and the Company or its directors, officers, employees or agents or such controlling person shall have the same rights and duties given to each holder by Section 5(a) hereof. The Company shall be entitled to receive indemnification from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto or any preliminary prospectus.

          (c)  CONTRIBUTION.  If the indemnification provided for in this
Section 5 is unavailable or otherwise insufficient to hold harmless an indemnified party under Section 5(a) or Section 5(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Indemnified Holder on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnified Holder in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and of the Indemnified Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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          The Company and you, on behalf of the holders of the Notes and the
Exchange Notes, agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 5(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          6. ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES; REMEDIES. In the event that (i) the Exchange Registration Statement is not filed with the Commission on or prior to June 30, 1994, or (ii) the Registered Exchange Offer is not consummated pursuant to its terms or the Subordinated Notes Shelf Registration Statement is not declared effective on or prior to August 31, 1994, the interest rate borne by the Notes shall be increased by 50 basis points per annum following such June 30, 1994 date in the case of clause (i) above, or such August 31, 1994 date in the case of clause (ii) above. Such interest rate shall increase by an additional 25 basis points per annum at the beginning of each subsequent 30-day period in the case of clause (i) above (commencing with the period beginning on July 1, 1994), or 60-day period in the case of clause
(ii) above (commencing with the period beginning on September 1,1994), up to a maximum aggregate increase of 150 basis points per annum. Upon (x) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, or
(y) the consummation of the Registered Exchange Offer or the effectiveness of the Subordinated Notes Shelf Registration Statement in the case of clause (ii) above, the interest rate borne by the Notes shall be reduced from and including the date on which any of the events specified in clause (x) or (y) occur by the amount of any increase in such rate (by reason of this Section 6) from the interest rate of the Notes existing on the date of original issuance thereof.

          For all purposes of this Section 6, interest on the Notes shall accrue and be calculated on the basis of a 360-day year comprised of twelve, 30-day months.

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          7.   MISCELLANEOUS

          (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent from the holders of a majority in outstanding principal amount of the Notes (insofar as such matters relate to the Notes) or the Exchange Notes (insofar as such matters relate to the Exchange Notes).

          (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery;

               (i) if to a holder of Notes or Exchange Notes, at the most current address given by such holder to the Company in accordance with the provisions of this Section 7(b), which address initially is, with respect to each holder, the address of such holder to which confirmation of the sale of Notes was first sent by you, with a copy in like manner to you at your address first above written, Attention:
          Corporate Finance Department, in the case of Bear, Stearns & Co. Inc. and Attention: Corporate Finance Department, in the case of BT Securities Corporation;

               (ii)  if to you, to your address first above written, Attention:
          Corporate Finance Department, in the case of Bear, Stearns & Co. Inc. and Attention: Corporate Finance Department, in the case of BT Securities Corporation; and

               (iii) if to the Company, initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by recipient's telecopy operator, if telecopied; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors

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

and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent holders of the Notes.

          (d) COUNTERPARTS. This agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          (e) HEADINGS. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and performed wholly in such state but without regard to the conflicts of laws provisions thereof.

          (g) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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

          Please confirm that the foregoing correctly sets forth the mutual agreement and understanding between the Company and you as to the subject matter herein set forth.

                                   Very truly yours,

                                   CHARTER MEDICAL CORPORATION

                                   By:  /s/ Lawrence W. Drinkard
                                        -----------------------------------
                                        Lawrence W. Drinkard
                                        Executive Vice President


Accepted in New York, New York
April 22, 1994


BEAR, STEARNS & CO. INC.

By:  /s/ Curtis S. Lane
     ------------------------------
     Name:   Curtis S. Lane
     Title:  Senior Managing Director


BT SECURITIES CORPORATION

By:  /s/ Edmund H. Driggs
     ------------------------------
     Name:   Edmund H. Driggs
     Title:  Managing Director

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